UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2011
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On September 7, 2011, our Chief Executive Officer, Fredric J. Tomczyk, spoke to analysts at the Scotia Capital Financials Summit in Toronto (the “Summit”). The transcript of Mr. Tomczyk’s remarks at the Summit is attached as Exhibit No. 99.1 and incorporated herein by reference.
Some of the statements contained in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “ought,” “should,” “will,” “trends,” “would,” “were,” “tends”or “see,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, economic conditions and other securities industry risks, competition in our industry, regulatory uncertainties and other regulatory considerations, risk factors relating to strategic acquisitions and the integration of acquired operations, restrictions in the terms of our revolving credit facility and senior notes and our corporate debt level. More information about these and other factors that could affect our financial results is included in our Annual Report on Form 10-K filed with the SEC and in our other public filings with the SEC. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements, except to the extent required by the federal securities laws.
In accordance with General Instruction B.2 of the SEC’s Form 8-K, the information furnished in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Transcript of Mr. Tomczyk’s remarks on September 7, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 9, 2011	TD AMERITRADE HOLDING CORPORATION
	By:	/s/ William J. Gerber
William J. Gerber
Chief Financial Officer

EXHIBIT INDEX
99.1	Transcript of Mr. Tomczyk’s remarks on September 7, 2011